Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

The undersigned executive officer of ESB Financial Corporation (the “Registrant”) hereby certifies that the Registrant’s Form 10-Q for the three months ended June 30, 2010 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ Charles P. Evanoski ..
Charles P. Evanoski
Group Senior Vice President and Chief Financial Officer

Date: August 9, 2010

A signed original of this written statement required by Section 906 has been provided to ESB Financial Corporation and will be retained by ESB Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.